Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Bellmore Corporation (the “Company”) on Form 10-Q for the period ending January 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Gruberg, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-Q for the period ending January 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ending January 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Bellmore Corporation.

Date: March 10, 2009

By:	Mark Gruberg
Mark Gruberg
President, Chief Executive Officer,
Chairman of the Board of Directors